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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use of this Registration Statement on Form S-1 of our report dated November 2, 2000, except for Note 13 as to which the date is
December   , 2000 relating to the financial statements of Dynavax Technologies
Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
December   , 2000